Exhibit 32

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Michael J. Blumenfeld, Chairman and Chief Executive Officer of Collegiate Pacific Inc., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Collegiate Pacific Inc. for the quarterly period ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Collegiate Pacific Inc.

Date: November 12, 2004	/s/ Michael J. Blumenfeld

Michael J. Blumenfeld,
Chairman and Chief Executive Officer

     I, William R. Estill, Chief Financial Officer and Secretary of Collegiate Pacific Inc., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Collegiate Pacific Inc. for the fiscal quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Collegiate Pacific Inc.

Date: November 12, 2004	/s/ William R. Estill

William R. Estill,
Chief Financial Officer and Secretary